As filed with the U.S. Securities and Exchange Commission on April 4, 2023

Registration No. 333-137318

Registration No. 333-149827

Registration No. 333-190615

Registration No. 333-206299

Registration No. 333-215817

Registration No. 333-218773

Registration No. 333-223461

Registration No. 333-231202

Registration No. 333-237919

Registration No. 333-253568

Registration No. 333-254109

Registration No. 333-262921

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-137318

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-149827

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-190615

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-206299

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-215817

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-218773

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-223461

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-231202

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-237919

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-253568

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-254109

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-262921

FORM S-8 POS

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APOLLO ENDOSURGERY, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	16-1630142
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

1120 S. Capital of Texas Highway

Building 1, Suite #300

Austin, Texas 78746

(Address of Principal Executive Offices)

Lpath, Inc. 2005 Stock Option/Stock Issuance Plan

Lpath, Inc. Amended and Restated 2005 Equity Incentive Plan

Lpath, Inc. Amended and Restated 2005 Equity Incentive Plan, as amended

Apollo Endosurgery, Inc. 2006 Stock Option Plan

Apollo Endosurgery, Inc. 2016 Equity Incentive Plan

Apollo Endosurgery, Inc. 2017 Equity Incentive Plan

Non-Plan Inducement Stock Option Grant

Non-Plan Inducement Restricted Stock Unit Award

(Full titles of the plans)

Vance R. Brown

Vice President, General Counsel and Secretary

Apollo Endosurgery, Inc.

1120 S. Capital of Texas Highway

Building 1, Suite #300

Austin, Texas 78746

(512) 279-5100

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Clare O’Brien

Derrick Lott

Gillian Emmett Moldowan

Shearman & Sterling LLP

599 Lexington Avenue

New York, New York 10022-6069

Telephone: (212) 848-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

TERMINATION OF REGISTRATION

These Post-Effective Amendments to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”), previously filed by Apollo Endosurgery, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”), are being filed to deregister any and all shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) and the Company’s Class A Common Stock, par value $0.001 per share (“Class A Common Stock”), registered but unsold or otherwise unissued under each such Registration Statement as of the date hereof:

1.

Registration File No. 333-137318, filed with the SEC on September 14, 2006, relating to the registration of 5,340,000 shares of Class A Common Stock, issued or for issuance under the Lpath, Inc. 2005 Stock Option/Stock Issuance Plan;

2.

Registration File No. 333-149827, filed with the SEC on March 20, 2008, relating to the registration of 5,050,000 shares of Class A Common Stock for issuance under the Lpath, Inc. 2005 Stock Option/Stock Issuance Plan;

3.

Registration File No. 333-190615, filed with the SEC on August 14, 2013, relating to the registration of 1,015,715 shares of Common Stock for issuance under the Lpath, Inc. Amended and Restated 2005 Equity Incentive Plan, as amended;

4.

Registration File No. 333-206299, filed with the SEC on August 11, 2015, relating to the registration of 1,700,000 shares of Common Stock for issuance under the Lpath, Inc. Amended and Restated 2005 Equity Incentive Plan, as amended;

5.

Registration File No. 333-215817, filed with the SEC on January 31, 2017, relating to the registration of 1,015,250 shares of Common Stock for issuance under the Apollo Endosurgery, Inc. 2006 Stock Option Plan and 20,299,547 shares of Common Stock issued or for issuance under the Apollo Endosurgery, Inc. 2016 Equity Incentive Plan;

6.

Registration File No. 333-218773, filed with the SEC on June 15, 2017, relating to the registration of 1,000,000 shares of Common Stock for issuance under the Apollo Endosurgery, Inc. 2017 Equity Incentive Plan;

7.

Registration File No. 333-223461, filed with the SEC on March 6, 2018, relating to the registration of 691,648 shares of Common Stock for issuance under the Apollo Endosurgery, Inc. 2017 Equity Incentive Plan;

8.

Registration File No. 333-231202, filed with the SEC on May 3, 2019, relating to the registration of 875,980 shares of Common Stock for issuance under the Apollo Endosurgery, Inc. 2017 Equity Incentive Plan;

9.

Registration File No. 333-237919, filed with the SEC on April 30, 2020, relating to the registration of 838,078 shares of Common Stock for issuance under the Apollo Endosurgery, Inc. 2017 Equity Incentive Plan;

10.

Registration File No. 333-253568, filed with the SEC on February 26, 2021, relating to the registration of 1,032,773 shares of Common Stock for issuance under the Apollo Endosurgery, Inc. 2017 Equity Incentive Plan;

11.

Registration File No. 333-254109, filed with the SEC on March 10, 2021, relating to the registration of 848,733 shares of Common Stock for issuance upon the exercise of stock options pursuant to the Non-Plan Inducement Stock Option Grant and 707,278 shares of Common Stock for issuance upon the vesting of restricted stock units pursuant to the Non-Plan Inducement Restricted Stock Unit Award; and

12.

Registration File No. 333-262921, filed with the SEC on February 23, 2022, relating to the registration of 1,581,852 shares of Common Stock for issuance under the Apollo Endosurgery, Inc. 2017 Equity Incentive Plan.

On April 4, 2023, pursuant to the Agreement and Plan of Merger, dated as of November 29, 2022 (the “Merger Agreement”), by and among the Company, Boston Scientific Corporation, a Delaware corporation (“Parent”), and Textile Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation and an indirect wholly owned subsidiary of Parent.

As a result of the consummation of the transactions contemplated by the Merger Agreement, the Company has terminated all offerings of its securities pursuant to the Registration Statements. In accordance with an undertaking made by the Company in each of the Registration Statements to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, the Company hereby removes and withdraws from registration any and all securities of the Company registered pursuant to the Registration Statements that remain unsold or otherwise unissued as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities, and the Company hereby terminates the effectiveness of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marlborough, State of Massachusetts, on April 4, 2023.

APOLLO ENDOSURGERY, INC.

By:	/s/ Vance R. Brown
Vance R. Brown Vice President, General Counsel and Secretary

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign these Post-Effective Amendments to the specified registration statements on Form S-8.